EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 12, 2001, with respect to USOL Holdings, Inc., and on our report dated February 11, 2000, with respect to U.S. OnLine Communications, Inc., both included in this Form 10-KSB, into USOL Holdings, Inc.'s previously filed Registration Statements, File No. 333-92975, File No. 333-37836 and File No. 333-86033.

/s/ Arthur Andersen LLP

Austin, Texas
April 16, 2001